UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2020

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39315	901112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Broadway, Floor 11

New York, New York 10018

(Address of principal executive offices) (Zip Code)

(631) 760-1215

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 1, 2020, Vroom, Inc. (the “Company”), its wholly-owned subsidiary Left Gate Property Holding, LLC (“Left Gate” and, together with the Company, the “Borrower”) and Ally Bank and Ally Financial Inc. (together, “Ally”) amended the Inventory and Financing and Security Agreement dated March 6, 2020 (the “Floor Plan Facility”) to extend the maturity date to September 30, 2022. The amendment also reduces the minimum liquidity requirement to 7.5% of the credit line from 10% of the floorplan allowance, reduces the inventory equity covenant to 5% from 10%, eliminates certain other covenants, and requires the Borrower to pay Ally an availability fee if the average unused capacity during the prior calendar quarter was greater than 50% of the floorplan allowance.

Item 7.01 Regulation FD Disclosure.

On October 6, 2020, the Company issued a press release announcing the amendment described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VROOM, INC.

Date: October 6, 2020	By:	/s/ Dave Jones
Dave Jones
Chief Financial Officer